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                                                                EDGAR
EXHIBIT NO.     EXHIBIT NAME                                    EXHIBIT NO.
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
11(i)           Consent of Price Waterhouse LLP                 99.B11(i)
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                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus describing the Institutional and Administrative Classes of shares (Prospectus) and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 25 to the registration statement on Form N-1A (the "Registration Statement") of our report dated August 12, 1996, relating to the financial statements and financial highlights appearing in the June 30, 1996 Annual Report to Shareholders of the PIMCO Funds: Equity Advisors Series, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.



Price Waterhouse LLP

/s/  Price Waterhouse LLP

Kansas City, Missouri
January 13, 1997